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                                                                   EXHIBIT 10.26

                    SCHEDULE TO EXECUTIVE SEVERANCE AGREEMENT

     The following is a list of our senior executive officers who are party to an Executive Severance Agreement, the form of which was filed as Exhibit 10.33 to our Form 10-K for 1990:

                                Mara G. Aspinall;
                                 Mark Bamforth;
                              Earl M. Collier, Jr.;
                                Zoltan A. Csimma;
                              Thomas J. DesRosier;
                               Richard H. Douglas;
                                David D. Fleming;
                               James A. Geraghty;
                               John V. Heffernan;
                            Elliot D. Hillback, Jr.;
                                Alison F. Lawton;
                                Gail J. Maderis;
                               John M. McPherson;
                               C. Ann Merrifield;
                              Richard A. Moscicki;
                              Donald E. Pogorzelski
                                 Alan E. Smith;
                               Sandford D. Smith;
                                Peter T. Traynor;
                               Christine van Heek;
                              G. Jan van Heek; and
                                Michael S. Wyzga.

We are a party to Executive Severance Agreements with the executive officers named above, under which payments will be made under certain circumstances following a Change of Control of the Company (as defined in the Executive Severance Agreements). The Executive Severance Agreements provide that in the event the officer's employment is terminated by the Company without Cause (as defined) or by the officer for Good Reason (as defined) following a Change of Control, the Company will make a lump sum severance payment to the officer of up to two times annual salary and bonus. Upon such termination, the Executive Severance Agreements also provide for (i) a cash payment equal to the additional retirement benefit which would have been earned under the Company's retirement plans if employment had continued for two years following the date of termination, (ii) participation in the life, accident and health insurance plans of the Company for such period except to the extent such benefits are provided by a subsequent employer and (iii) in certain circumstances, legal costs and expenses associated with such termination.